Exhibit 10.7

BLAIZE holdings, INC.

AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Eligible Directors (as defined below) on the board of directors (the “Board”) of Blaize Holdings, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Amended and Restated Non-Employee Director Compensation Program (this “Program”). This Program amends and restates in its entirety the Company’s Non-Employee Director Compensation Program, which originally became effective on January 13, 2025, the date on which the transactions contemplated by that certain Agreement and Plan of Merger, dated December 22, 2023, by and between BurTech Acquisition Corp., BurTech Merger Sub, Inc., Blaize, Inc. and, solely for the limited purposes set forth therein, Burkhan Capital LLC, closed. The cash and equity compensation described in this Program shall be paid or made, as applicable, automatically as set forth herein and without further action of the Board, to each member of the Board who is not an employee of the Company or any of its parents or subsidiaries and who is determined by the Board to be eligible to receive compensation under this Program (each, an “Eligible Director”), who may be eligible to receive such cash or equity compensation, unless such Eligible Director declines the receipt of such cash or equity compensation by written notice to the Company.

This Program shall be effective as of March 3, 2025 (the “Effective Date”) and shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. No Eligible Director shall have any rights hereunder, except with respect to equity awards granted pursuant to Section 2 of this Program.

1.
Cash Compensation.
a.
Annual Retainers. Each Eligible Director shall be eligible to receive an annual cash retainer of $80,000 for service on the Board.
b.
Additional Annual Retainers. An Eligible Director shall be eligible to receive the following additional annual retainers, as applicable:
(i)
Chairperson. An Eligible Director serving as the Chairperson of the Board (other than an Executive Chairperson) shall be eligible to receive an additional annual retainer of $40,000 for such service.
(ii)
Lead Independent Director. An Eligible Director serving as the Lead Independent Director of the Board shall be eligible to receive an additional annual retainer of $40,000 for such service.
(iii)
Audit Committee. An Eligible Director serving as Chairperson of the Audit Committee shall be eligible to receive an additional annual retainer of $24,000 for such service. An Eligible Director serving as a member of the Audit Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $16,000 for such service.
(iv)
Compensation Committee. An Eligible Director serving as Chairperson of the Compensation Committee shall be eligible to receive an additional annual retainer of $20,000 for such service. An Eligible Director serving as a member of the Compensation Committee (other than the Chairperson) shall be eligible to receive an additional annual retainer of $14,000 for such service.

c.
Payment of Retainers. The annual cash retainers described in Sections 1(a) and 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than 30 days following the end of each calendar quarter. In the event an Eligible Director does not serve as a director, or in the applicable position(s) described in Section 1(b), for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as a director, or in such position, as applicable.
2.
Equity Compensation.
a.
General. Eligible Directors shall be granted the Initial Awards and Annual Awards described below (collectively, “Director Awards”). The Director Awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2025 Incentive Award Plan (the “2025 Plan”), or any other applicable Company equity incentive plan then-maintained by the Company (the 2025 Plan or such other plan, in any case, as may be amended from time to time, the “Equity Plan”) and may be granted subject to the execution and delivery of award agreements, including any exhibits thereto, in substantially the forms approved by the Board prior to or in connection with such grants. All applicable terms of the Equity Plan apply to this Program as if fully set forth herein, and all grants of Director Awards hereby are subject in all respects to the terms of the Equity Plan.
b.
Initial Awards. Each Eligible Director who is initially elected or appointed to serve on the Board after the Effective Date shall be granted an award (an “Initial Award”) in the form of restricted stock units (“RSUs”), with the number of RSUs subject to each Initial Award determined by dividing (i) $600,000 by (ii) the average closing trading price of the Company’s common stock over the 20 consecutive trading days ending with the trading day immediately preceding the applicable grant date, rounded down to the nearest whole RSU. Each Initial Award shall be automatically granted on the date on which such Eligible Director is appointed or elected to serve on the Board and shall vest with respect to one-third of the RSUs subject thereto on each of the first three (3) anniversaries of the applicable grant date, subject to the Eligible Director’s continued service on the Board through the applicable vesting date.
c.
Annual Awards. Each Eligible Director who (i) is serving on the Board as of the date of any annual meeting of the Company’s stockholders (the “Annual Meeting”) after the Effective Date and (ii) will continue to serve on the Board immediately following such Annual Meeting, shall be automatically be granted an award (an “Annual Award”) in the form of RSUs, with the number of RSUs subject to each Annual Award determined by dividing (i) $200,000 by (ii) the average closing trading price of the Company’s common stock over the 20 consecutive trading days ending with the trading day immediately preceding the applicable grant date, rounded down to the nearest whole RSU. Each Annual Award shall be automatically granted on the date of such Annual Meeting and shall vest in full on the earlier to occur of (x) the one-year anniversary of the applicable grant date and (y) the date of the next Annual Meeting following the grant date, subject to the Eligible Director’s continued service on the Board through the applicable vesting date.
d.
Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any subsidiary of the Company who subsequently terminate their employment and remain on the Board will not receive Initial Awards or Pro-Rated Annual Awards, but to the extent that they otherwise become entitled to compensation under this Program after such employment terminates, will be eligible to receive, after termination of employment with the Company and any subsidiary of the Company, Annual Awards.

e.
Accelerated Vesting. Notwithstanding anything herein to the contrary, an Eligible Director’s Director Award(s) shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the 2025 Plan, or any similar or like term as defined in the then-applicable Equity Plan), subject to the Eligible Director’s continued service on the Board until immediately prior to such Change in Control, to the extent outstanding at such time, if the Eligible Director will not become, as of immediately following such Change in Control, a member of the Board or the board of directors of the successor to the Company (or any parent thereof).
f.
Registration Statement. Notwithstanding anything to the contrary in this Program, if, as of the date on which any Director Award is scheduled to be automatically granted pursuant to this Program, the Company has not yet filed with the Securities and Exchange Commission a Form S-8 Registration Statement covering the shares of Company common stock subject to the Director Award, the Director Award shall instead be automatically granted upon the effectiveness of such Form S-8 Registration Statement (subject to the Eligible Director’s continued service on the Board through the date of such effectiveness).
3.
Compensation Limits. Notwithstanding anything to the contrary in this Program, all compensation payable under this Program will be subject to any limits on the maximum amount of non-employee director compensation set forth in the Equity Plan, as in effect from time to time.

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